AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              PANAMSAT CORPORATION



                  PanAmSat Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST:  (a)  The   Corporation's   present  name  is  PanAmSat
Corporation.

                          (b) The date of the filing of its original Certificate
of Incorporation with the Secretary of State of the State of Delaware was September 21, 1994 under the name of PASAT Corporation.

                  SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted pursuant to and in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and restates and amends the provisions of the existing Amended and Restated Certificate of Incorporation of the Corporation.

                  THIRD: Upon the filing of this Amended and Restated Certificate of Incorporation, each of the issued and outstanding common shares of the Corporation shall immediately, and without any action on the part of the holder thereof, be converted, in a reverse stock split, into a lesser number of such shares as follows:

                  (a) The issued and outstanding shares of Class A Common Stock (as defined below), which, on the date hereof aggregate 49,505,050 shares, shall be converted into an aggregate of 42,544,590 shares of Class A Common Stock. The number of shares of Class A Common Stock to which each beneficial owner will be entitled upon effectiveness of the reverse stock split will be determined by multiplying .859399 by the number of shares of Class A Common Stock such owner beneficially owns immediately before the reverse stock split, rounded up or down to a whole number of shares as determined by the Board of Directors in their reasonable discretion, without compensation to the beneficial owners whose fractional shares have been rounded down or from the beneficial owners whose fractional shares have been rounded up. No fractional shares shall be issued or issuable in connection with the reverse stock split.

                  (b) The issued and outstanding shares of Class B Common Stock (as defined below), which, on the date hereof aggregate 50,000,000 shares, shall be converted into an aggregate of 42,969,949 shares of Class B Common Stock.

                  (c) The issued and outstanding shares of Common Stock (as defined below), which, on the date hereof aggregate 187,500 shares, shall be converted into an aggregate of 161,138 shares of Common Stock.

                  The certificates representing the shares of Class A Common Stock, Class B Common Stock and Common Stock before the reverse stock split (the "Old Shares") shall be cancelled by the Corporation upon surrender of such certificates to the Corporation by the holders thereof and the Corporation shall issue to the holders thereof new certificates representing the shares of Class A Common Stock, Class B Common Stock and Common Stock into which the Old Shares shall have been converted. Until so surrendered, the certificates theretofore representing the Old Shares shall be deemed to represent the shares of Class A Common Stock, Class B Common Stock and Common Stock into which the Old Shares have been converted.

                  FOURTH: The Certificate of Incorporation of the Corporation is hereby amended and restated so as to read in its entirety as follows:

                                   ARTICLE ONE

                                      NAME

                  The name of the Corporation is PANAMSAT CORPORATION (the "Corporation").

                                   ARTICLE TWO

                                REGISTERED OFFICE

                  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801, and the name of the registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

                                    PURPOSES

                  The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and by such statement all lawful acts and activities shall be within the purposes of the Corporation, except for express limitations, if any. The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware (the "General Corporation Law") by any other law or by this Certificate, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the purposes of the Corporation.

                                  ARTICLE FOUR

                                CAPITAL STRUCTURE

                  4.1 Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 620,000,000 shares consisting of the following classes of capital stock:

                           (a) 100,000,000  shares of Class A Common Stock,  par
                  value $.01 per share (the "Class A Common Stock");

                           (b) 100,000,000  shares of Class B Common Stock,  par
                  value $.01 per share (the "Class B Common Stock");

                           (c) 400,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock" and, together with the shares of Class A Common Stock and Class B Common Stock, the "Common Shares");' and

                           (d) 20,000,000  shares of Preferred  Stock, par value
                  $.01 per share (the "Preferred Stock").

                  4.2 Designations, Preferences, etc. The designations, preferences, powers, qualifications, and special or relative rights, or privileges of the capital stock of the Corporation shall be as set forth in ARTICLE FIVE and ARTICLE SIX below:

                                  ARTICLE FIVE

                                  COMMON SHARES

                  5.1 Identical Rights. Except as herein otherwise expressly provided in this ARTICLE FIVE, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

                  5.2 Dividends. (a) Subject to the rights, if any, of the holders of Preferred Stock then outstanding, the holders of shares of Class A Common Stock, the holders of shares of Class B Common Stock and the holders of shares of Common Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors"), out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of capital stock of the Corporation. Each holder of Common Shares shall be entitled to share equally in and to receive, in accordance with the number of Common Shares held by each such holder, all such dividends, except that if dividends are declared that are payable in Common Shares, such stock dividends shall be payable at the same rate on each class of Common Shares and shall be payable only in shares of Class A Common Stock to holders of Class A Common Stock, in Class B Common Stock to holders of Class B Common Stock and in Common Stock to holders of Common Stock.

                  (b) Dividends payable under this Paragraph 5.2 shall be paid to the holders of record of the outstanding Common Shares as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend, or if no record date is fixed by the Board of Directors, on the record date therefor established in accordance with the By-Laws or the General Corporation Law. Any Common Shares issued as a dividend pursuant to this Paragraph 5.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of Common Shares on payment of such dividend but, at its sole discretion, shall either (i) issue cash in lieu thereof or (ii) issue a whole number of shares to such holder of Common Shares rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

                  (c) Notwithstanding anything contained herein to the contrary, no dividends on Common Shares shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

                  5.3 Stock Splits and Combinations. If the Corporation shall in any manner subdivide (by stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Class A Common Stock, Class B Common Stock or Common Stock, then the outstanding shares of each other class of Common Shares shall be subdivided or combined, as the case may be, to the same extent, share and share alike.

                  5.4 Rights Offerings. Without limiting the effect of Paragraph 5.7(b), in the event that rights to subscribe to Common Stock, or options or warrants to purchase Common Stock, are offered or granted to all of the holders of Common Stock, provision shall be made to offer or grant simultaneously, to holders of the Class A Common Stock, rights to subscribe to Class A Common Stock, or options or warrants to purchase Class A Common Stock, as the case may be, and to holders of the Class B Common Stock, rights to subscribe to Class B Common Stock, or options or warrants to purchase Class B Common Stock, as the case may be, on the same basis as and having identical terms to, those offered or granted to the holders of Common Stock so that if all such rights, options or warrants are exercised in their entirety, the number of issued and outstanding shares of Class A Common Stock and the number of issued and outstanding shares of Class B Common Stock will be increased in the same proportion as the increase in the number of shares of issued and outstanding Common Stock.

                  5.5 Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount to which they are entitled pursuant to this Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors, in accordance with ARTICLE SIX below (for the purpose of fixing the voting rights, designations, preferences, and relative, participating, optional, or other special rights of any series of Preferred Stock), the holders of Common Shares shall be entitled, to the exclusion of the holders of Preferred Stock, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, without preference or priority of any one class of Common Shares over the others, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this Paragraph 5.5, neither the consolidation or merger of the Corporation with or into any other corporation or business entity in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation or business entity (or of the direct or indirect parent of the acquiring corporation or business entity), nor the sale, lease, or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this Paragraph 5.5.

                  5.6 Voting Rights. (a) Each share of Class A Common Stock and each share of Class B Common Stock shall entitle the holder thereof to fifteen
(15) votes.  Each share of Common Stock shall entitle the holder  thereof to one
(1) vote.

                  (b) Except as provided in subparagraphs (d), (e) and (g) of this Paragraphs 5.6 or as expressly required by applicable law, and subject to the voting rights, if any, granted to holders of Preferred Stock pursuant to ARTICLE SIX, all matters with respect to which a vote of the stockholders of the Corporation is required or permitted under applicable law, this Certificate of Incorporation or the By-Laws of the Corporation shall be submitted to (i) the holders of the Class A Common Stock and Common Stock, voting together as a single class, and (ii) the holders of the Class B Common Stock and Common Stock, voting together as a single class, and shall be approved only if approved by both such classes as provided in subparagraph (c).

                  (c) Except as otherwise required by applicable law, if any matter is submitted for a vote to holders of any class of capital stock of the Corporation or to two or more classes of capital stock of the Corporation, voting as a single class, a majority of the votes of the outstanding shares of such class or classes, as the case may be, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter, and the affirmative vote of at least a majority of the votes of the outstanding shares of such class or classes, as the case may be, present in person or represented by proxy, shall be the act of the applicable stockholders of the Corporation.

                  (d) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors initially constituting the Board of Directors shall be five with three of such directors elected by an affirmative vote of a plurality of the votes of the Class A Common Stock and Common Stock, voting together as a single class (the "Class A Directors"), and the remaining two directors elected by an affirmative vote of a plurality of the votes of the Class B Common Stock and the Common Stock voting together as a single class (the "Class B Directors"). Subject to the next succeeding paragraph of this subparagraph (d), the affirmative vote of at least a majority of the votes of the outstanding shares of Class A Common Stock and the outstanding shares of Class B Common Stock, each voting as separate classes, shall be required to (i) increase or decrease the number of directors constituting the Board of Directors, (ii) increase or decrease the number of Class A Directors or (iii) increase or decrease the number of Class B Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the holders of the Class A Common Stock and the Common Stock, voting together as a single class, shall be entitled, exclusive of all other stockholders, to elect at least a majority of the Corporation's Board of Directors; and, subject to the next succeeding paragraph of this subparagraph (d), the holders of the Class B Common Stock and Common Stock, voting together as a single class, shall be entitled, exclusive of all other stockholders, to elect the remaining directors of the Corporation. Holders of the Common Shares are not entitled to cumulative votes in the election of any directors.

                  If, at any time or upon the occurrence of any event, holders of the Preferred Stock (or any series thereof) shall be entitled to elect directors in accordance with the voting rights, if any, granted pursuant to ARTICLE SIX, then the number of directors constituting the Board of Directors shall be increased by the number of directors that the holders of the Preferred Stock are entitled to elect, plus such further number of directors as is necessary thereafter to permit (i) the holders of the Class B Common Stock and Common Stock, voting together as a single class, to elect the number of directors they were entitled to elect without regard to the voting rights of the Preferred Stock, and (ii) the holders of the Class A Common Stock and the Common Stock, voting together as a single class, to elect a number of directors that is one greater than the sum of the number of directors to be elected by the holders of Class B Common Stock and Common Stock, voting together as a class, and the number of directors that holders of Preferred Stock are entitled to elect. Whenever the right of the holders of Preferred Stock to elect directors shall cease, the number of directors constituting the Board of Directors shall be restored to the number of directors constituting the Board of Directors, prior to the time or event which entitled the holders of Preferred Stock to elect directors.

                  (e) The affirmative vote of at least a majority of the votes of the outstanding shares of Class A Common Stock and the Common Stock, voting together as a single class, shall be required for the removal of any Class A Director elected pursuant to subparagraph (d) above and the affirmative vote of at least a majority of the votes of the outstanding shares of Class B Common Stock and the Common Stock, voting together as a single class, shall be required for the removal of any Class B Director elected pursuant to subparagraph (d) above.

                  (f) In the event of the death, removal or resignation of a Class A Director elected pursuant to subparagraph (d) above, prior to the expiration of his or her term, the vacancy on the Board of Directors created thereby may be filled by a majority of the Class A Directors then in office, although less than a quorum, and in the event of the death, removal or resignation of a Class B Director elected pursuant to subparagraph (d) above, prior to the expiration of his or her term, the vacancy on the Board of Directors created thereby may be filled by a majority of the Class B Directors then in office, although less than a quorum.

                  (g) Notwithstanding anything contained herein to the contrary, the following actions shall require the affirmative vote of (i) at least a majority of the votes of the outstanding shares of Class A Common Stock as long as the outstanding shares of Class A Common Stock represent at least five (5) percent of the number of outstanding Common Shares and (ii) at least a majority of the votes of the outstanding shares of Class B Common Stock as long as the outstanding shares of Class B Common Stock represents at least five (5) percent of the number of outstanding Common Shares:

                  (i) the engagement by the Corporation or any of its subsidiaries in any material transaction or entry into any material agreement which, in either case, is outside of the ordinary course of business and is not specifically contemplated by the Business Plan (as such term is defined below);

                  (ii) any material change to the Business Plan or any expenditures by the Corporation or its subsidiaries which Materially Deviate from the Business Plan (as such term is defined below); any material increase in the level of indebtedness for borrowed money of the Corporation or any of its subsidiaries (including capitalized lease obligations and sale and leaseback transactions), or incurrence of any guaranties, above the amounts contemplated by the Business Plan;

                  (iii) any distribution with respect to any Common Shares or other equity interests in the Corporation or any purchases, redemptions, acquisitions or other payments (whether in cash, property or in obligations or securities) in respect thereof, other than distributions of shares of the 23 3/4% Mandatorily Exchangeable Senior Redeemable Preferred Stock of the Company (the "Senior Preferred Stock") paid as dividends with respect to the Senior Preferred Stock in accordance with the terms thereof;

                  (iv) any issuance of any Common Shares or other equity interests in the Corporation or any subsidiary of the Corporation or any phantom equity interest in the Corporation or any subsidiary of the Corporation or in any profits, income, cash flow or other amounts of the Corporation or any subsidiary of the Corporation or any options or conversion or other rights to acquire any of the foregoing, other than distributions of shares of the Senior Preferred Stock paid as dividends with respect to the Senior Preferred Stock in accordance with the terms thereof;

                  (v) any public offering of the securities of the Corporation or any subsidiary of the Corporation;

                  (vi) the dissolution, liquidation or termination of the Corporation, including, for purposes of this Paragraph 5.6, without limitation, any merger, consolidation or similar transaction including the Corporation or any of its subsidiaries; or any reorganization of the Corporation;

                  (vii) any transaction, agreement or arrangement involving the Corporation in which any holder of Class A Common Stock or Class B Common Stock or any Affiliate (as such term is defined below) of such holder has any financial interest, directly or indirectly;

                  (viii)       any    amendment   to   this    Certificate    of
                               Incorporation or the By-Laws of the Corporation;

                  (ix)         creation  of  any   Committee  of  the  Board  of
                               Directors; or

                  (x) the appointment of the Chief Executive Officer of the Corporation if it is a person other than Reynold V. Anselmo, Frederick A. Landman or Lourdes Saralegui.

                  As used in this subparagraph (g) of this Paragraph 5.6, (i) the term "Business Plan" shall mean the Business Plan dated December 17, 1992 of PanAmSat, L.P., the predecessor to the Corporation, which has been authorized and adopted by the Board of Directors of the Corporation pursuant to a resolution thereof dated February 28, 1995 and is deemed to incorporate such additions and/or modifications as are described in the Corporation's Registration Statement on Form S-1 filed on October 6, 1994 (No. 33-84836), as amended through December 31, 1994, and as such Business Plan may thereafter be amended or superseded from time to time in accordance with this Paragraph 5.6(g); (ii) the term "Materially Deviate from the Business Plan" has the meaning set forth in a resolution adopted by the Board of Directors of the Corporation on February 28, 1995 and may be amended or superseded from time to time in accordance with this Paragraph 5.6(g); and (iii) the term "Affiliate" means, with respect to any person, any other person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such person, or any Family Member thereof. The term "control," as used in the immediately preceding sentence, means, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person. "Family Member," as applied to any individual, means (i) his spouse, children and their spouses, grandchildren and their spouses, grandparents, parents, brothers, sisters and spouse's brothers and sisters, (ii) any trust all of the beneficial interest in which is held by such individual or one or more of the individuals referred to in clause (i) and (iii) a corporation or other entity all of the beneficial ownership of which is held by such individual, one or more of the individuals referred to in clause (i), any trust referred to in clause (ii) or any other corporation or other entity all of the beneficial ownership of which is held by the individuals, trusts and companies referred to in this clause
(iii).

                  (h) The affirmative vote of (i) a majority of the votes of the outstanding shares of Class A Common Stock and the Common Stock, voting as a single class, and (ii) a majority of the votes of the outstanding shares of Class B Common Stock and the Common Stock, voting as a single class, shall be required to increase or decrease (but not below the number of shares then outstanding) the number of authorized shares of Common Stock. Such vote shall satisfy the vote of stockholders required under Section 242(b)(2) of the General Corporation Law and shall be in lieu of a vote of the holders of the outstanding shares of Common Stock as a class which might otherwise be required by such subsection.

                  5.7 Preemptive or Subscription Rights. (a) Following the initial issuance of shares of Class A Common Stock and Class B Common Stock, the Corporation may not, without the affirmative vote of at least a majority of the votes of the outstanding shares of Common Stock, voting separately as a single class, exclusive of all other stockholders, issue shares of Class A Common Stock or Class B Common Stock except (i) pursuant to the terms of subparagraph (b) of this Paragraph 5.7 or (ii) as authorized under Paragraphs 5.2, 5.3, 5.4 or 5.8 of this Certificate of Incorporation.

                  (b) If, and when, shares of Common Stock are issued by the Corporation, otherwise than in accordance with Paragraphs 5.2, 5.3, 5.4 or 5.8 of this Certificate of Incorporation, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to purchase, in each instance, at the net price per share received by the Corporation for the Common Stock, if and to the extent necessary to maintain, after giving effect to such issuance, 51% of the total voting power of the Class A Common Stock and the Common Stock, voting together as a single class, in the case of the Class A Common Stock, and 51% of the total voting power of the Class B Common Stock and the Common Stock, voting together as a single class, in the case of the Class B Common Stock.

                  (c) The holders of the Class A Common Stock will lose their rights under subparagraph (b) of this Paragraph 5.7 at such time as the number of shares of Class A Common Stock outstanding multiplied by 15 is not greater than the number of shares of Common Stock outstanding plus 1. The holders of the Class B Common Stock will lose their rights under subparagraph (b) of this Paragraph 5.7 at such time as the number of shares of Class B Common Stock outstanding multiplied by 15 is not greater than the number of shares of Common Stock outstanding plus 1.

                  (d) Notwithstanding anything contained herein to the contrary, any issuance of any shares of Class A Common Stock or Class B Common Stock pursuant to Paragraph 5.7(b) must comply with the General Corporation Law and all other applicable laws, rules and regulations, including without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules of any stock exchange or market on which any of the Common Shares are listed or quoted.

                  5.8 Conversion Rights. (a) Automatic Conversion. Each share of Class A Common Stock and Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Common Stock (i) upon its sale, gift, or other transfer, voluntary or involuntary, unless such sale, gift or other transfer is (A) to a Permitted Transferee (as such term is defined below), or
(B) in accordance with Paragraph 5.9 herein or (ii) if such conversion is required under the applicable rules and regulations of the Federal Communication Commission or applicable law. Each event of automatic conversion shall be referred to hereinafter as an Event of Automatic Conversion.

                  For purposes of this Paragraph 5.8, a Permitted Transferee shall be:

                  (a) (A) any past or present officer or employee of the Corporation or any of its subsidiaries, or any of their respective predecessors from time to time (an "Employee"); (B) the estate of an Employee; (C) the spouse or the former spouse of an Employee; (D) any lineal descendant of an Employee, any spouse of any such lineal descendant, an Employee's grandparent, parent, brother or sister, or an Employee's spouse's brother or sister; (E) any guardian or custodian (including a custodian for purposes of the Uniform Gift to Minors Act or Uniform Transfers to Minors Act) for, or any conservator or other legal representative of, one or more Permitted Transferees; or (F) any trust or savings or retirement account, including an individual retirement account for purposes of federal income tax laws, whether or not involving a trust, principally for the benefit of one or more Permitted Transferees, including any trust in respect of which a Permitted Transferee has any general or special testamentary power of appointment or general or special non-testamentary power of appointment which is limited to any other Permitted Transferee;

                  (b)      the Corporation;

                  (c) subject to compliance with applicable rules and regulations of the Federal Communications Commission, Grupo Televisa, S.A. and its direct and indirect wholly-owned subsidiaries (including subsidiaries that have issued directors qualifying shares), including Univisa Satellite Holdings Inc. ("USHI");

                  (d) any employee benefit plan or trust thereunder sponsored by the Corporation or any of its subsidiaries;

                  (e) any trust principally for the benefit of one or more of the individuals, persons, firms or entities ("Persons") referred to in
         (a) through (d) above;

                  (f) any corporation, partnership or other entity if all of the beneficial ownership is held by one or more of the Persons referred to in (a) through (e) above;

                  (g) any successor to any of the Persons referred to in (a) through (f) above pursuant to a merger, consolidation, transfer of all or substantially all of such Person's assets or other similar transaction; and

                  (h) any voting trust for the benefit of one or more of the Persons referred to in (a) through (g) above.

                  Notwithstanding anything to the contrary set forth herein, any holder of Class A Common Stock or Class B Common Stock may pledge his or its shares of Class A Common Stock or Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by a pledgee who is not a Permitted Transferee, such pledged shares of Class A Common Stock or Class B Common Stock shall convert automatically, without any act or deed on the part of the Corporation or any other person, into shares of Common Stock as provided in this Paragraph 5.8, unless within five business days after such foreclosure or similar event such converted shares are returned to the pledgor or transferred to a Permitted Transferee.

                  (b) Automatic Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion such that shares of Class A Common Stock or Class B Common Stock are converted automatically into Common Stock, the holder of such shares shall deliver to the office of the Corporation or any transfer agent for the Common Stock (i) the certificate or certificates representing such shares of Class A Common Stock or Class B Common Stock, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation (A) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Common Stock as provided in Paragraph 5.8(a) of this ARTICLE FIVE, (B) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion), (C) identifying the number of shares of Class A Common Stock or Class B Common Stock, as the case may be, being converted, and (D) setting out the name or names (with addresses) and denominations in which the certificates or certificates for Common Stock shall be issued and including instructions for delivery thereof. Delivery of such notice together with the certificates representing such shares of Class A Common Stock or Class B Common Stock shall obligate the Corporation to issue certificates representing such shares of Common Stock. Thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee a certificate or certificates for the number of shares of Common Stock to which such holder or transferee is entitled in the name of such holder, the designee of such holder or transferee, all specified in such notice.

                  To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred (such time being the "Conversion Time"). The person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock at and as of the Conversion Time, and the right of such person as a holder of Class A Common Stock or Class B Common Stock, as the case may be, shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subparagraph (b).

                  (c) Voluntary Conversion. Each share of Class A Common Stock and each share of Class B Common Stock shall be convertible, at the option of its holder, not one fully paid and non-assessable share of Common Stock at any time.

                  (d) Voluntary Conversion Procedure. At the time of a voluntary conversion, the holder of Class A Common Stock or Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Common Stock (i) the certificate or certificates representing the Class A Common Stock or Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation
(A) stating that the shares are being converted voluntarily by such holder, (B) identifying the number of shares of Class A Common Stock or Class B Common Stock, as the case may be, being converted, and (C) setting out the name or names (with addresses) and denominations in which the certificate or certificates for the Common Stock shall be issued and including instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class A Common Stock or Class B Common Stock shall obligate the Corporation to issue certificates representing such shares of Common Stock. Thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee a certificate or certificates for the number of shares of Common Stock to which such holder or transferee is entitled in the name of such holder, the designee of such holder or transferee, all as specified in such notice. Conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Common Stock issuable upon such conversion at such time.

                  (e) Unconverted Shares; Notice Required. In the event of the conversion of less than all of the Class A Common Stock or Class B Common Stock, as the case may be, evidenced by a certificate surrendered to the Corporation in accordance with the procedures of Paragraph 5.8(c) or 5.8(d), the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of shares of Class A Common Stock or shares of Class B Common Stock not converted. Class A Common Stock or Class B Common Stock shall not be converted unless the Corporation shall have received from the holder thereof the written notice described herein.

                  (f) Reissue of Shares. Shares of Class A Common Stock and Class B Common Stock that are converted into Common Stock as provided herein shall be retired and cancelled and shall not be reissued.

                  (g) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Common Stock, for the purposes of effecting conversions, such number of duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class A Common Stock and Class B Common Stock. All of the Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to ensure that all such Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any stock exchange or market on which any of the Common Shares are listed or quoted.

                  5.9 Permitted Transfers of Class A Common Stock and Class B Common Stock. Holders of shares of Class A Common Stock and Class B Common Stock may transfer such shares to a transferee that is not a Permitted Transferee, without such transfer being an Event of Automatic Conversion, if (i) the holders of a majority of the votes of Class A Common Stock and Class B Common Stock, each voting as separate classes, approve the transfer and (ii) such transferee
(A) makes a tender offer, in accordance with Section 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any successor provision or provisions, to acquire any and all shares of Common Stock (including shares which may be issued upon conversion of shares of Class A Common Stock and Class B Common Stock), at the same price per share as paid by the transferee for the shares of Class A Common Stock or Class B Common Stock, as the case may be, and (B) purchases any and all shares of Common Stock tendered thereunder prior to consummation of the transfer of the Class A Common Stock or Class B Common Stock. A transferee that is not a Permitted Transferee shall consummate the purchase of Class A Common Stock or Class B Common Stock, as the case may be, simultaneously with or within thirty days of the consummation of the tender offer for any and all shares of Common Stock made in accordance with this Paragraph 5.9.

                  5.10 Consideration on Merger, Consolidation, etc. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock, Class B Common Stock, and Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common equity are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among the Class A Common Stock, the Class B Common Stock and the Common Stock as provided in this Certificate of Incorporation.

                                   ARTICLE SIX

                                 PREFERRED STOCK

                  Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. Subject to the provisions of this Certificate of Incorporation and this ARTICLE SIX, the Board of Directors is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                  Authorized and unissued shares of Preferred Stock may be issued with such designations, voting powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of a series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (ii) the dividend rate on the shares of such series, any restriction, limitation, or condition upon the payment of such dividends, whether dividends shall be cumulative and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;
(vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution, or winding-up of the Corporation, or the distribution of its assets; and (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible.

                  Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock, and the holder thereof shall not be liable for any further payment thereon.

                                  ARTICLE SEVEN

                                     BY-LAWS

                  Subject to Section 5.6(g) of the Certificate of Incorporation, the Board of Directors shall have the power to make, alter, amend, or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

                                  ARTICLE EIGHT

                                   AMENDMENTS

                  The Corporation reserves the right to rescind, amend, alter, change or repeal any provision contained in this Certificate of Incorporation form the time and at any time in the manner now or hereafter prescribed in this Certificate of Incorporation and by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.

                                  ARTICLE NINE

                                 INDEMNIFICATION

                  The Corporation shall, to the fullest extent permitted by Delaware law, indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of the Corporation, or is or was serving another entity in such capacity at the request of the Corporation, against all expenses and liabilities actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding (including attorneys' fees).

                                   ARTICLE TEN

                      LIMITATION OF LIABILITY OF DIRECTORS

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, that nothing contained in this ARTICLE TEN shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  If the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

                  This ARTICLE TEN may not be amended or modified to increase the liability of a director, or repealed, except upon the affirmative vote of at least a majority of the votes of the holders of the Class A Common Stock and Common Stock, voting together as a single class, and the Class B Common Stock and Common Stock, voting together as a single class. No such amendment, modification, or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification, or repeal.

                  The provisions of this ARTICLE TEN shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this ARTICLE TEN.

                                 ARTICLE ELEVEN

                              BUSINESS COMBINATIONS

                  The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law.

                                 ARTICLE TWELVE

                                NO WRITTEN BALLOT

                  Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall otherwise provide.

                  IN WITNESS WHEREOF, PanAmSat Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by Patrick J. Costello, the Chief Financial Officer of the Corporation, this 15th day of September, 1995.

                                               PANAMSAT CORPORATION



                                               By: /s/ Patrick J Costello
                                                   ----------------------
                                                    Patrick J. Costello
                                                  Chief Financial Officer

                            Certificate of Correction
                                       of
                Amended and Restated Certificate of Incorporation
                                       of
                              PanAmSat Corporation



                  PanAmSat Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies for purposes of this Certificate of Correction under Section 103(f) of Delaware General Corporation Law as follows:

                  FIRST:   The   Corporation   filed  an  Amended  and  Restated
Certificate of Incorporation with the Secretary of State of Delaware on September 15, 1995.

                  SECOND: The number of shares of Common Stock, par value $.01 per share, into which the 187,500 issued and outstanding shares of Common Stock were converted through the reverse stock split effected on September 15, 1995, should have been 161,137 shares, but was inaccurately set forth as 161,138 shares, in clause (c) of Paragraph THIRD of the Amended and Restated Certificate of Incorporation filed on September 15, 1995.

                  THIRD: As so corrected, clause (c) of Paragraph THIRD of the Amended and Restated Certificate of Incorporation reads as follows:

                  (c) The issued and outstanding shares of Common Stock (as defined below) which, on the date hereof aggregate 187,500 shares, shall be converted into an aggregate of 161,137 shares of Common Stock.


IN WITNESS WHEREOF, PanAmSat Corporation has caused this Certificate of Correction of its Amended and Restated Certificate of Incorporation to be executed by James W. Cuminale, the General Counsel of the Corporation, this ___ day of September, 1995.



                                               PANAMSAT CORPORATION



                                               By: /s/ James W. Cuminale
                                                  ----------------------
                                                    James W. Cuminale
                                                     General Counsel

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 08:50 AM 05/16/1997
                                                             971160007 - 2436973



                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              PANAMSAT CORPORATION



                  PanAmSat    Corporation,    a   Delaware    corporation   (the
"Corporation"), does hereby certify:

FIRST:                   That ARTICLE ONE of the Amended and Restated
 Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                      NAME
                       The name of the  Corporation  is  PANAMSAT  INTERNATIONAL
                  SYSTEMS, INC. (the "Corporation").

                  SECOND:     That ARTICLE FIVE, paragraph 5.8(a) of the Amended
and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                           5.8. Conversion Rights. (a) Automatic Conversion. Each share of Class A Common Stock and Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Common Stock (i) upon its sale, gift, or other transfer, voluntary or involuntary, unless such sale, gift or other transfer is (A) to a Permitted Transferee (as such term is defined below), or (B) in accordance with Paragraph 5.9 herein or (ii) if such conversion is required under the applicable rules and regulations of the Federal Communication Commission or applicable law; provided, however, that no such conversion shall occur as a result of the consummation of any of the transactions contemplated by the Stock Contribution and Exchange Agreement, dated as of September 20, 1996 (as the same may be amended or otherwise modified pursuant to the terms thereof, the "Stock Contribution and Exchange Agreement"), by and among Grupo Televisa, S.A., a corporation organized under the laws of Mexico, Satellite Company, L.L.C., a Nevada limited liability company, Magellan International, Inc., a Delaware corporation ("Magellan"), and Hughes Communications, Inc., a California corporation ("HCI"), the Agreement and Plan of Reorganization, dated as of September 20, 1996 (as the same may be amended or otherwise modified pursuant to the terms thereof, the "Reorganization Agreement"), among HCI, Hughes Communications Galaxy, Inc., a California corporation, Hughes Communications Satellite Services, Inc., a California corporation, Hughes Communications Services, Inc., a California corporation, Hughes Communications Carrier Services, Inc., a California corporation, Hughes Communications Japan, Inc., a California corporation, Magellan and the Corporation, or the Agreement and Plan of Merger dated as of April 4, 1997 (as the same may be amended or otherwise modified pursuant to the terms thereof, the "Merger Agreement") by and among the Corporation, PAS Merger Corp., a Delaware corporation ("Merger Sub"), and Magellan, entered into in connection with the Reorganization Agreement, and the related agreements thereto. Each event of automatic conversion shall be referred to hereinafter as an Event of Automatic Conversion.

                           For  purposes  of this  Paragraph  5.8,  a  Permitted
                  Transferee shall be:

                                    (a)  (A)  any  past or  present  officer  or
                           employee of the Corporation or any of its subsidiaries, or any of their respective predecessors from time to time (an "Employee"); (B) the estate of an Employee; (C) the spouse or the former spouse of an Employee; (D) any lineal descendent of an Employee, any spouse of any such lineal descendent, an Employee's grandparent, parent, brother or sister, or an Employee's spouse's brother or sister; (E) any guardian or custodian (including a custodian for purposes of the Uniform Gift to Minors Act or Uniform Transfers to Minors Act) for, or any conservator or other legal representative of, one or more Permitted Transferees; or (F) any trust or savings or retirement account, including an individual retirement account for purposes of federal income tax laws, whether or not involving a trust, principally for the benefit of one or more Permitted Transferees, including any trust in respect of which a Permitted Transferee has any general or special testamentary power of appointment or general or special non-testamentary power of appointment which is limited to any other Permitted Transferee;

                                    (b)     the Corporation;

                                    (c)     subject to compliance with
                           applicable rules and regulations of the Federal Communications Commission, Grupo Televisa, S.A. and its direct and indirect wholly-owned subsidiaries (including subsidiaries that have issued directors qualifying shares), including Univirsa Satellite Holdings, Inc. ("USHI");

                                    (d)     any employee benefit plan or trust
                           thereunder sponsored by the Corporation or any of its subsidiaries;

                                    (e)     any trust principally for the
                           benefit of one or more of the individuals, persons, firms or entities ("Persons") referred to in (a) through (d) above;

                                    (f)     any corporation, partnership or
                           other entity if all of the beneficial ownership is held by one or more of the Persons referred to in (a) through (e) above;

                                    (g)     any successor to any of the Persons
                           referred to in (a)  through  (f) above  pursuant to a
                           merger, consolidation, transfer of all or substantially all of such Person's assets or other similar transaction; and

                                    (h)     any voting trust for the benefit of
                           one or more of the Persons referred to in (a) through
                           (g) above.

                           Notwithstanding  anything to the  contrary  set forth
                  herein, any holder of Class A Common Stock or Class B Common Stock may pledge his or its shares of Class A Common Stock or Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by a pledgee who is not a Permitted Transferee, such pledged shares of Class A Common Stock or Class B Common Stock shall convert automatically, without any act or deed on the part of the Corporation or any other person, into shares of Common Stock as provided in this Paragraph 5.8, unless within five business days after such foreclosure or similar event such converted shares are returned to the pledgor or transferred to a Permitted Transferee.

                  THIRD:              That ARTICLE FIVE, paragraph 5.10 of the
Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                           5.10. Consideration on Merger, Consolidation, etc. In
                  any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class Common Stock, Class B Common Stock and Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common equity are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among the Class A Common
                  Stock,  the  Class B  Common  Stock  and the  Common  Stock as
                  provided in this Amended and Restated Certificate of Incorporation; provided; however, that neither this Paragraph
                  5.10 nor any other provision of this ARTICLE FIVE shall in any way limit, prevent or restrict the Corporation from emerging into, consummating or performing, or otherwise apply to, the transactions contemplated by the Stock Contribution and Exchange Agreement, the Reorganization Agreement or the Merger Agreement and the agreements related thereto, including the consummation of the merger of Merger Sub into the Corporation contemplated thereby.

                  FOURTH:             That said amendment was duly adopted in
                  accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN  WITNESS   WHEREOF,   the   Corporation   has  caused  this
Certificate to be signed by its duly authorized officer, this 16th day of May, 1997.



                                               PANAMSAT CORPORATION




                                               /s/ James W. Cuminale
                                               ------------------------------
                                               Name:  James W. Cuminale
                                               Title: Senior Vice President
                                                      and General Counsel

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 08:52 AM 05/16/1997
                                                             971160011 - 2436973



                              CERTIFICATE OF MERGER

                                       OF

                                PAS MERGER CORP.

                                  WITH AND INTO

                      PANAMSAT INTERNATIONAL SYSTEMS, INC.

                         Pursuant to Section 251 of the
                        Delaware General Corporation Law



                  The undersigned  corporation  organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                  DOES HEREBY CERTIFY:

                  FIRST:     That the name and state of incorporation of each of
the constituent corporations in the merger is as follows:


                                                          State of
                Name                                    Incorporation
                ----                                    -------------

PAS Merger Corp.                                           Delaware

PanAmSat International Systems, Inc.                       Delaware


                  SECOND:    That an Agreement and Plan of Merger between PAS
Merger Corp. ("Merger Sub"), PanAmSat International Systems, Inc. ("PAS") and Magellan International, Inc. (now known as "PanAmSat Corporation") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

                  THIRD:     That PAS shall be the surviving corporation (the
"Surviving Corporation").

                  FOURTH:    That the certificate of incorporation of PAS will
 be the certificate of incorporation of the Surviving Corporation.

                  FIFTH:     That the executed Agreement and Plan of Merger is
on file at an office of the Surviving Corporation. The address of such office is:

                       PanAmSat  International  Systems, Inc.
                       One Pickwick Plaza
                       Greenwich, Connecticut 06830

                  SIXTH:     That a copy of the Agreement and Plan of Merger
will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

                  In witness whereof, PAS has caused this Certificate of Merger to be executed by its duly authorized officer this ____ day of May, 1997.



                                               PANAMSAT INTERNATIONAL SYSTEMS,
                                                 INC.




                                               By: /s/ Frederick A. Landman
                                                  ----------------------------
                                                  Name:    Frederick A. Landman
                                                 Title:    President